SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by party other than the registrant  [ ]

Check the appropriate box:

[ ]     Preliminary proxy statement
[X]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                          HOLIDAY RV SUPERSTORES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                          HOLIDAY RV SUPERSTORES, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)



Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions apply:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:
                    --------------

                      HOLIDAY RV SUPERSTORES, INCORPORATED

                          SAND LAKE WEST EXECUTIVE PARK
                             7851 GREENBRIAR PARKWAY
                             ORLANDO, FLORIDA 32819
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1997
                                       AT
                                ORLANDO, FLORIDA

                             ----------------------

                                                                 April 12, 1997
To the Stockholders of

HOLIDAY RV SUPERSTORES, INC.

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Holiday RV Superstores, Incorporated (the "Company") will be held at the offices of the Company, Sand Lake West Executive Park, 7851 Greenbriar Parkway, Orlando, Florida 32819, on MAY 19, 1997, AT 10:00 A.M. EASTERN DAYLIGHT TIME, to consider and act upon the following matters:

         1. To elect seven (7) directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

         2. To approve the engagement of an accountant as independent Certified Public Accountants for the Company for the fiscal year ending October 31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Shareholders of record on the books of the Company at the close of business on April 2, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting may be examined at the executive offices of the Corporation at Sand Lake West Executive Park, 7851 Greenbriar Parkway, Orlando, Florida 32819.


                                            By Order of the Board of Directors.


                                            Joanne M. Kindlund
                                            SECRETARY



                                    IMPORTANT
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                      HOLIDAY RV SUPERSTORES, INCORPORATED
                          SAND LAKE WEST EXECUTIVE PARK
                             7851 GREENBRIAR PARKWAY
                             ORLANDO, FLORIDA 32819

                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1997

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

         This Information Statement is furnished in connection with matters to be voted at the Annual Meeting of Shareholders of Holiday RV Superstores, Incorporated, a Florida Corporation (the "Company") to be held at 10:00 A.M.
(EDT) on Monday, May 19, 1997, at the corporate office, Sand Lake West Executive Park, 7851 Greenbriar Parkway, Orlando, Florida 32819, and at any and all adjournments thereof with respect to matters referred to in the accompanying notice. The approximate date on which this Information Statement will first be sent to the Company's Shareholders is April 15, 1997.

         The Common Stock ($.01 par value) is the only outstanding class of voting securities. Shareholders of record at the close of business on April 2, 1997, the Company had 7,435,700 shares of Common Stock, par value $.01 per share, outstanding and entitled to vote. Each share is entitled to one vote.

         The presence, in person or by proxy, of the holders of one-third of the total of the outstanding voting Shares is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require an affirmative vote of the holders of a majority of the Shares present at the meeting.

BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth as of April 2, 1997, the number of shares, of the Common Stock of the Company, owned and the percent so owned (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and/or officer of the Company, and (iii) all directors and officers of the Company as a group. The number of shares owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

 NAME AND ADDRESS                                 NUMBER            PERCENTAGE
OF BENEFICIAL OWNER                               OF SHARES         OF CLASS
-------------------                               ---------         --------

Newton C. Kindlund (1)                            2,242,968         29.6%
7851 Greenbriar Parkway
Orlando, Florida 32819

Joanne M. Kindlund (1)                            2,242,968         29.6%
7851 Greenbriar Parkway
Orlando, Florida 32819

NAME AND ADDRESS                                  NUMBER           PERCENTAGE
OF BENEFICIAL OWNER                               OF SHARES         OF CLASS
-------------------                               ---------         --------

W. Hardee McAlhaney                               135,000(2)        1.8%
3701 Sedgewick Place
Orlando, Florida 32806

James P. Williams                                 11,500(3)            *
615 North Wymore Road
Winter Park, Florida 32789

Paul G. Clubbe                                    50,000(3)            *
R.R. #4 Stouffville
Ontario, Canada L4A 7X5

Roy W. Parker                                          -0-             *
455 South Lake Destiny Road
Orlando, Florida 32810

Harvey M. Alper                                      1,500             *
112 W. Citrus Street
Altamonte Springs, Florida 32714

All Directors,  Nominees and Officers as         ---------         -----
a group (10 persons) (2)(3)                      4,683,936         61.0%

(1) Newton C. Kindlund and Joanne M. Kindlund, husband and wife, each disclaim any right to control the other's exercise of shareholders rights with respect to the Shares including voting the shares of the Common Stock of the Company set out in the above table.
(2) Includes options exercisable for 125,000 shares of Common Stock issued under the 1987 Incentive Stock option Plan.
(3) Includes options exercisable for 10,000 shares of Common Stock , granted February 20, 1993.

     * Less than  1% of Class

         Other than Newton C. Kindlund and Joanne M. Kindlund, husband and wife, the Company has no knowledge of other persons owning 5% or more of the Company's Common Stock as of April 2, 1997.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held four regularly scheduled quarterly meetings and a total of six meetings, including committee meetings and the Annual Shareholders Meeting, in fiscal year ended October 31, 1996. No Directors attended less than 75% of meetings and committee meetings on which they serve during the fiscal year.

The Board of Directors has established the following committees: Executive Committee, Nominating Committee, Audit Committee, and Compensation Advisory Committee. During fiscal year ended October 31, 1996, the Audit Committee held one meeting.

         The Executive Committee exercises the powers of the Board of Directors in the management of the business of the Company during intervals between meetings of the Board of Directors. The Executive Committee also functions as a Nominating Committee, and considers nominees recommended by Shareholders or others for election to the Board of Directors and submits its recommendations to the Board of Directors from time to time. Shareholders or others may submit, in writing, the name address (including zip code), telephone number and biographical information of individuals recommended for membership on the Board of Directors by the date for submission of Shareholder proposals for the 1997 Annual Meeting to any member of the Nominating Committee at the executive offices of the Company located at Sand Lake Executive Park, 7851 Greenbriar Parkway, Orlando, Florida 32819.

         The Audit Committee, in consultation with financial officers of the Company and with the independent certified public accountants, assist in establishing the scope of the annual audit. The Committee (1) reviews annual and quarterly financial statements, (2) recommends to the Board of Directors the appointment of independent certified public accountants, (3) reviews the Company's annual program of internal audit staff, (4) reviews programs designed to protect and maintain the assets of the Company, including insurance and internal security programs. The Committee may also examine and consider such other matters relating to the financial affairs of the Company and its subsidiaries as it determines to be desirable.

         The Compensation Advisory Committee reviews the personnel affairs of the Company and the compensation paid by the Company to its personnel, including recruitment, salaries, stock options, retirement benefits, and any other employment benefits, award options under the Company's 1987 Incentive Stock Option Plan, and prepares and submits reports and recommendations to the Company's Board of Directors from time to time, or whenever called upon by the Board of Directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company proposes that seven (7) nominees, whose names appear below, be elected to serve as directors of the Company. All of the nominees are directors of the Company at the present time and were elected in the fiscal year ended October 31, 1996, by the shareholders of the Company. Directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The By-Laws of the Company provide that the Board of Directors shall consist of ten members. However, the Board of Directors desires to reduce the number of Directors to seven to make the Board more effective. Shareholder voting at the meeting cannot vote for more than seven (7) nominees. Any vacancy created by the resignation of a Director may be filled for the remainder of the term, which is until the next Annual Meeting of Shareholders. There is no reason to believe that any nominee will be unable to serve if elected, and to the knowledge of management all nominees intend to serve the entire term for which election is sought.

                                                       SERVED AS DIRECTOR SINCE
                                                       ------------------------

     Newton C. Kindlund, 56................................................1978

         Mr. Kindlund and his wife, Joanne M. Kindlund, are co-founders of the Company. He has served as President and Chairman since its inception in July 1978. He is a graduate of Michigan State University having received his B.A. in 1963. He has done postgraduate studies at the Wharton School of the University of Pennsylvania, Boston College and Indiana University. From 1975 to 1977 he was a regional Vice President of Recreational Vehicle Industry Association, Elkhart, Indiana. He was founder of the Florida RV Trade Association and served on the Board of Directors of the National Recreation Vehicle Rental Dealers Association and the Central Florida World Trade Council. Recently Mr. Kindlund has served a four year term as an Executive Board member and on the Executive Committee of the Greater Orlando Florida Chamber of Commerce. Currently Mr. Kindlund is a member of the National Dealer Advisory Council for Airstream, Inc., Spartan Motors, Inc., and is past Chairman of the Board of Directors of the Recreation Vehicle Rental Dealers Association. Mr. Kindlund was recognized as the RV NEWS RV Executive of the Year for 1995.

     Joanne M. Kindlund, 47................................................1978

         Mrs. Kindlund, a co-founder of the Company, has served as Executive Vice President, Secretary and Treasurer and as a Director since its inception in July, 1978. She graduated from the University of Florida in 1971 with a B.S. Degree in Advertising and has done postgraduate work at the University of Florida in accounting and finance. From 1984 to 1985, she assisted Gorman Planning and Associates, Virginia Beach, Virginia with the creation of software managerial systems including accounting systems and inventory control systems for retail recreational vehicle sales dealerships.


     W. Hardee McAlhaney, 49...............................................1993

         Mr. McAlhaney joined the Company as Corporate Comptroller in 1988 and is currently a Vice President and Chief Financial Officer of the Company. He graduated from the University of Tennessee in 1970 with a B.S.B.A. Degree, and from the University of Florida in 1972 with an M.B.A. Mr. McAlhaney served as Chief Financial Officer for two national retail chains; The Athletic Attic and The Athlete's Foot, prior to joining Drexel, Burnham, Lambert as an investment consultant.

     James P. Williams, 58.................................................1987

     Mr. Williams has served on the Board of Directors of the Company since August of 1987. He received his Bachelor of Science Degree in Business in 1961 from Stetson University. Mr. Williams, since graduation from college has been a practicing accountant having become a Certified Public Accountant in 1967. He is the senior partner of Williams, Gryzich and Company, C.P.A.s.


     Paul G. Clubbe, 55....................................................1987

     Mr. Clubbe attended St. Dunstans College, England, Lisgar Collegiate, Ottawa, Ontario Canada and Pickering College, Toronto, Ontario Canada. From 1982 to 1995 Mr. Clubbe served as Executive Officer of Rotex Canada, Inc., of Scarborough, Canada. From 1963 to 1964 Mr. Clubbe was a sales representative for Morgan Paper Co., Ltd., Toronto, Canada. He is President of Paul Clubbe (Marketing) Limited and a member of the Board of Directors of Flesherton Concrete Products, Inc., Paulaurier Sales, Inc.

     Roy W. Parker, 53.....................................................1993

         Mr. Parker is Chief Executive Officer and Owner of Parker Boat Company, Incorporated, the Sea Ray boat dealer for Orlando, Florida. Parker Boats was founded in 1927. Mr. Parker joined the business in 1964, and became the sole owner in 1980. Parker Boats has ranked consistently as a top 25 dealer in sales for Sea Ray. Mr. Parker received the Hall of Fame Award in 1993, presented by the Marine Retailers Association of America. Mr. Parker also is past President of the Central Florida Marine Trade Association, and is on the Lakes and Advisory Board for the City of Maitland, Florida.

     Harvey M. Alper, 50...................................................1995

         Mr. Alper is a partner of the law firm, Massey, Alper and Walden, P.A., Altamonte Springs, Florida. He earned his B.S.J.M. degree (1968) and his JD
     (1971) from the University of Florida and has continued his professional education with several certifications including a certificate in "Comparative Law" from Oxford University in 1979. Mr. Alper has been engaged in the private practice of law since 1971, after serving as Assistant General Counsel for the City of Jacksonville, Florida. Mr. Alper serves as general counsel to the Company as a partner of the law firm, Massey, Alper and Walden, P.A.

                                   PROPOSAL 2

                    APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANT

         No independent public accountant has been selected or is recommended by the Board of Directors for fiscal year 1997 as of the mailing of this Notice because the Board is considering several different accountants. BDO Seidman was the accountant for fiscal year 1996. The Board's recommendation for the independent public accountant for fiscal year 1997 will be presented at the meeting for approval by the shareholders.
         A representative of the recommended firm, and from BDO Seidman, if not the recommended firm, will be present at the annual meeting with the opportunity to make a statement and will respond to appropriate questions.

                                OTHER INFORMATION

EXECUTIVE COMPENSATION

         The table below sets forth the cash compensation including salaries, bonuses, contributions to retirement plans, premium paid on health and dental insurance plans and disability insurance plans, paid by the Company for the years ended October 31, 1996, 1995, and 1994, to, or for the benefit of, each executive officer whose aggregate cash compensation by the Company exceeded $100,000 for the Fiscal year ended October 31, 1996, and the CEO regardless of compensation level.


                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                   ANNUAL                                    COMPENSATION
                                                COMPENSATION                 ----------------------------------------
                                                   AWARDS                           AWARDS
                                 -----------------------------------------   ----------------------
NAME AND                                                                     RESTRICTED   STOCK
PRINCIPAL POSITION               YEAR     SALARY(1)    BONUS(2)      OTHER     STOCK     OPTIONS(3)      OTHER(4)
------------------               ----     ---------    --------      -----   ----------  ----------   ---------------

   Newton C. Kindlund            1996     $107,564         --         --        --          --           --        --
   Chairman, President           1995     $108,364         --         --        --          --           --        --
   Chief Executive               1994     $107,146         --         --        --          --           --        --
   Officer

   W. Hardee McAlhaney           1996     $ 80,850     $ 53,785       --       5,000        --           --     $ 587
   Vice President                1995     $ 83,204     $ 63,617       --        --          --           --     $ 587
   Chief Financial Officer       1994     $ 79,341     $ 17,354       --        --          --         25,000   $ 587
---------------------------------------------------------------------------------------------------------------------

-----------------
(1) Includes contributions by the Company pursuant to an employee benefit plan established under Section 401(k) of the Internal Revenue Code in the amounts of $3,167, $3,964 and $2,746 for Mr. Kindlund for 1996, 1995 and 1994 respectively, and $3,450, $5,803 and $2,780 for Mr. McAlhaney for 1996, 1995 and 1994 respectively.
(2)  Mr. McAlhaney's bonus is based on the Company's net income before taxes.
(3)  One (1) option each year for 25,000 shares of common each.
(4) The Company pays the premiums on two (2) term life insurance policies for Mr. McAlhaney whose sole beneficiary is designated by the insured. The policies have no cash surrender value provisions.


OPTION GRANTS IN LAST  FISCAL YEAR

The following table sets forth information concerning stock option grants made in the fiscal year ended October 31, 1996, to the individuals named in the
Summary Compensation Table. There were no grants of options or SARs to said individuals during the year.
                                                                                       POTENTIAL REALIZABLE VALUE
                                             INDIVIDUAL GRANTS                         AT ASSUME ANNUAL RATES OF
                         --------------------------------------------------------------STOCK PRICE APPRECIATION
                         NUMBER OF        % OF TOTAL                                          FOR OPTION
                         SECURITIES       OPTIONS          EXERCISE
                         UNDERLYING       GRANTED TO       OR BASE                                TERM
                         OPTIONS          EMPLOYEE           PRICE        EXPIRATION        -----------------
NAME                     GRANTED (#)        IN FY           ($/SH)          DATE             5%($)     10%($)
----                     -----------      ----------       --------       ----------        ------    -------
Newton C. Kindlund          ---             ---              ---            ---               ---       ---

W. Hardee McAlhaney         ---             ---              ---            ---               ---       ---

-------------------------------------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth information concerning the number and value realized as to options exercised during Fiscal 1996 and options held at October
31, 1996, by the individuals named in the Summary Compensation Table and the value of those options held at such date. There were no options exercised during Fiscal 1996 and no SARs were held at year end.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         SHARES          VALUE          OPTIONS AT FY-END (#)             FY-END ($)(1)
                      ACQUIRED-ON       REALIZED     --------------------------    --------------------------
NAME                  EXERCISE (#)         $         EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                  ------------      --------     -----------  -------------    -----------  -------------
Newton C. Kindlund         --              --            --            --              --            --

W. Hardee McAlhaney        --              --          125,000         --            15,265          --

=================================================================================================================

----------
(1) Based on a price of $1.8125 per share, being the closing price of Common Stock on October 31, 1996.

DISCRETIONARY AND INCENTIVE BONUSES

    The Board of Directors awards discretionary cash bonuses to executive officers and other employees each year. Bonuses have been paid under various informal arrangements that have provided for the payment of stipulated amounts to certain executive officers ratably during the fiscal year, fiscal year end bonuses to certain executive officers and to marketing and sales support personnel.

    The Company has established an incentive bonus program for its employees with bonuses generally paid monthly or annually. Bonuses are primarily based upon net pre tax profits from the various profit centers within each dealership and is contingent upon continued employment with the company.

DIRECTORS FEES

    Directors, who are not salaried employees of the Company, receive $500 for their attendance at each meeting of the Board of Directors, and annual Shareholders Meeting and $175 for their attendance at each committee meeting. The Directors are reimbursed for their travel, lodging and food expense incurred when attending such meetings, if such meetings are held in a location in excess of twenty five (25) miles from the principal place of business of the Company in Orlando, Florida. Directors are also reimbursed for their travel, lodging and food expenses incurred when traveling on behalf of the Company when requested to do so by an officer of the Company or by the Board of Directors.

DIRECTORS OPTIONS

Each outside Director serving on the Board as of February 20, 1993 was granted an option for 10,000 shares of common stock of the Company, exercisable after February 20, 1995. The exercise price was $1.81 per share, the price of the Company's Common stock at the time of the grant. A total of five (5) options were granted, one to each of five Directors (total of 50,000 shares).

EMPLOYEE BENEFIT PLANS

    The Company maintains a tax qualified, Profit Sharing and 401(k) Employee Investment Plan, (Plan). All employees who have attained 21 years of age and complete one year of service are eligible to participate in the Plan. Plan participants must complete at least two (2) years of service to begin partial vesting with total vesting occurring when a Plan participant has completed six
(6) years of service to the Company. Normal retirement age under the retirement Plan is 65 years. The Plan fiscal year ends October 31st.

    In Fiscal 1996 $94,719 was contributed to the Plan for the benefit of 163 Plan participants. In Fiscal 1995 $94,204 was contributed to the Plan for the benefit of 113 Plan participants.

    Prudential Bank and Trust Company (One Ravinia Drive, Ste. 1000, Atlanta, GA 30346, 770-551-6700), is the trustee. The Company is the plan administrator.

    The Plan document provides for contributions at the discretion of the Board of Directors, to be allocated to each Plan participant in an amount not greater than 10% of each participant's compensation subject to the annual contribution limitation of the top heavy rules. Under the Plan, compensation is broadly defined to include wages, salaries, bonuses, overtime and commissions. Amounts contributed to the Plan by the Company for the 1996, 1995 and 1994 Plan years on behalf of the named individuals are included in the Executive Compensation Table, of this report are included in said table.

1987 INCENTIVE STOCK OPTION PLAN

    In August 1987, the Board of Directors of the Company adopted the 1987 Incentive Stock Option Plan (the "ISO Plan") which provides that the Company may grant to officers and managerial employees of the Company and its subsidiaries incentive stock options. The purpose of the ISO Plan is to provide the Company with a means of attracting, retaining and increasing the incentive of officers and managerial employees by offering them the opportunity to invest in, or increase their investment in, the Company. Options under the ISO Plan are designed to qualify under Section 422A of the Internal Revenue Code of 1986.

    The ISO Plan is administered by the Compensation Advisory Committee of the Board of Directors (the "Committee") which may grant options to purchase up to an aggregate of 280,000 shares of Common Stock. The option exercise price must be at least 100% of the fair market value per share of Common Stock on the date of grant, except that such price must be at least 110% of the fair market value per share for employees who own more than 10% of the outstanding Shares of the Company. The options are exercisable, as determined by the Committee, over a period of time, but not more than ten years from the date of grant and will be subject to such other terms and conditions as the Committee may determine. Any option granted to an employee shall lapse following his termination of employment; provided, however, that in the discretion of the Committee, the employee shall have up to three (3) months following his termination of employment to exercise his options and provided, further, that upon the employee's permanent and total disability, any option granted to him may be exercised within twelve months following his termination of employment because of such disability. The ISO Plan provides for certain anti-dilution adjustments upon the occurrence of certain events.

    Five separate options for 25,000 shares each have been granted to W. Hardee McAlhaney, Vice President, Chief Financial Officer of the Company, and a Director of the Company. The options were approved by the Board of Directors on the following dates and at the following option exercise prices:

             DATE                       SHARES            EXERCISE PRICE
             ----                       ------            --------------

             May 23, 1994               25,000                $1.819
             February 20, 1993          25,000                $1.813
             March 24, 1992             25,000                $1.375
             November 17, 1990          25,000                $1.625
             May 14, 1990               25,000                $2.500
                                        ------

                                       125,000
                                       =======

BONUS STOCK

    In September 1987, the Company issued 250,000 Shares of Common Stock to various individuals including officers, directors and employees of the Company for services rendered. These shares have certain restrictions and forfeiture provisions attached to them. Since September 1987, a number of recipients of such shares have terminated their employment with the Company resulting in their bonus shares of Common Stock being forfeited to the Company. After September 1987, the Company made additional awards of bonus shares to employees; however, no shares in excess of the initial 250,000 shares have been issued since forfeited shares equaled or exceeded the number of bonus shares issued by the Company to employees subsequent to such date. beginning with the year ended October 31, 1987, and over a period of two to five years the value of these shares will be a charge against earnings of the Company. The Company valued the shares initially issued at 50% of the initial public offering price of its shares of common stock. Shares issued subsequent to September 1987 were valued at 100% of the market value on the day of issue.

The amount of shares awarded and fair market value assigned to the shares for the last three Fiscal years are as follows:

                                  BONUS STOCK
-------------------------------------------------------------------------------

                                    NUMBER SHARES    FAIR MARKET VALUE
              FISCAL YEAR              AWARDED        AT TIME OF AWARD
-------------------------------------------------------------------------------
                1996                    7,500             $14,063

                1995                   54,000             $91,125

                1994                     - 0 -              ---
-------------------------------------------------------------------------------
     The bonus stock awards listed above require a two (2) year vesting and employment period. As of October 31, 1996, 220,700 shares had been granted pursuant to the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors Compensation Advisory Committee membership for Fiscal 1996 included Messrs. W. Hardee McAlhaney, James P. Williams and Roy
W. Parker. Mr. McAlhaney is the Vice President and Chief Financial Officer of the Company.

BOARD COMPENSATION ADVISORY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Advisory Committee of the Board of Directors of Holiday RV Superstores, Inc. consists of two outside Directors and the Chief Financial Officer of the Company. The Committee has the responsibility to recommend to the Board how to administer the Company's Incentive Stock Option Plan, awarding the Company's bonus shares of Common Stock and determining the compensation of the Company's three executive officers. This report focuses primarily on the Company's philosophy with respect to the executive officers compensation and approach the Committee has taken thus far and intends to take in the future with respect to relating compensation to performance of the Company.

    From the inception of the Company, its corporate philosophy concerning compensation has been to minimize guaranteed fixed compensation in favor of incentive compensation which increases when the Company's performance is strong and declines when it is poor. Incentive compensation, or bonuses tied to prescribed formulas, is pervasive throughout the Company's managerial structure. Such bonuses can be as much as 100% or more of any employee's base salary. Dealership general managers and departmental managers receive an incentive bonus based on the profitability of their respective dealerships or departments. In addition, dealership general managers are paid a year end bonus based on their respective stores achieving a pre determined agreed upon annual income target, usually the budgeted net pretax income for their dealership.

    The corporate officers receive a base salary which is expected to be sufficient to support a reasonable minimal managerial lifestyle. The President has a guarantee base annual salary of $102,000. The other two executive officers being the Secretary and Treasurer and the Vice President and CFO, each receive a base guaranteed annual salary of $75,000. There is also an incentive quarterly bonus for the Vice President and CFO, based on the Company's net pretax income. The President and Secretary elected not to accept any incentive compensation offered by the Committee being the two principal shareholders of the Company's common stock and their desire to minimize the Company's executive officers compensation expense.

    The Board of Directors has viewed its incentive stock option program as providing its executive officers, who have the greatest degree of control over the Company's marketing cost control and long range planning, with the opportunity to receive additional compensation if the price of the Company's common stock appreciates significantly over the long term.

    To date, the Board of Directors has awarded only the Vice President and CFO of the Company five (5) incentive stock options, under the Company's Incentive Stock Option Plan. Each option exercise price was at 100% of the fair market value per share of the common stock on the date of grant. These awards are at the discretion of the Board of Directors based upon the recommendation of the Committee and are determined on an annual basis.

    The Board of Directors has viewed its awarding of the Company's bonus stock as a means to help recipients of the stock to focus on the performance of its common stock and afford it's bonus stock recipients the opportunity for financial rewards as the stock appreciates. To date, the Committee has awarded in excess of 250,000 shares of bonus stock to more than ninety recipients.

    The Committee's role will be to continue to recommend to the Board how to administer both the Incentive Stock Option Plan and the Bonus Stock Plan, to determined participants and recommend to the Board of Directors awards, in all cases based on recommendations from the executive management of the Company. The Committee will periodically review the various compensation plans to insure the plans are consistent with the Company's overall philosophy and to continue to make recommendations to the Board of Directors on such plans. The Committee will focus primarily on the Company's executive officers compensation plans, leaving the compensation of the store managerial personnel to the executive officers of the company.

James P. Williams     Roy W. Parker         W. Hardee McAlhaney

CUMULATIVE TOTAL SHAREHOLDER RETURN

    The cumulative total shareholder return performance graph as of October 31, 1992, 1993, 1994, 1995 and 1996, for the Company, the S&P 500 Index, and for the Company's peer group, is submitted as a separate section at the end of this Notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In November 1994, the Company renewed a five year lease agreement with Newton C. Kindlund and Joanne M. Kindlund, husband and wife, whereby the Company leases the real property upon which its dealership is located in Orlando, Florida. The annual rent is currently $144,000 and, in addition thereto, the Company pays the real estate taxes, insures the interest of Mr. and Mrs. Kindlund against casualty loss, pays for all repairs to the property and names Mr. and Mrs. Kindlund as co-insured under its general liability insurance policy. The lease provides for a cost of living increase for each year of the lease beginning with the second lease year. The term of the lease agreement expires on October 31, 1999. In fiscal year 1996, the Company paid to or for the benefit of Mr. and Mrs. Kindlund $144,000 for the use of these premises.

    Based on current market rates for properties similar to those listed above, transactions with Mr. and Mrs. Kindlund related to the lease for the Orlando property were on terms comparable to those which would have been reached with unaffiliated parties.

    Harvey M. Alper, a Director of the Company serves as general counsel of the Company as a partner of the law firm, Massey, Alper and Walden, P.A. In 1996 the Company paid $78,000 to Mr. Alper's firm for legal services.

            OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

    The Board of Directors of the Company knows of no business which comes before the meeting except that indicated above. However, if other business is brought before the meeting, it will be acted upon accordingly.

      DATE FOR SUBMISSION OF SHAREHOLDERS PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals in order to be timely submitted for inclusion in the information statement or proxy materials for the 1998 annual meeting of shareholders, must be received at the Company's executive offices by December 31, 1997.

    A COPY OF THE COMPANY'S 1996 ANNUAL REPORT (FORM 10-K) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO:


                          HOLIDAY RV SUPERSTORES, INC.
                          SAND LAKE WEST EXECUTIVE PARK
                          7851 GREENBRIAR PARKWAY
                          ORLANDO, FLORIDA 32819

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            By Order of the Board of Directors.

                                    EXHIBIT A

                                PERFORMANCE GRAPH







                Here in displays a line graph plotting three (3) series of points, whereby the Y axis is the total cumulative shareholder return, and the X axis is the year, being 1991 thru 1996. The plotted points (cumulative shareholder return by year) are listed in the table below


                  1991      1992      1993       1994       1995      1996
   ------------------------------------------------------------------------
   RVEE          100.00    102.42    185.40     117.10     234.19    141.45
   ------------------------------------------------------------------------
   S&P 500       100.00    109.95    126.39     131.27     165.98    205.97
   ------------------------------------------------------------------------
   PEER GROUP    100.00     88.12    261.10     258.04     204.10    210.37
   ------------------------------------------------------------------------


  The performance graph above illustrates the cumulative yearly shareholder return for the past five years, assuming a $100 investment on October 31, 1991, in (1) the Company; (RVEE) (2) The Standard and Poor's 500 composite index, assuming reinvestment of dividends; (3) a Company determined Market Capitalization Peer Group composite index, assuming reinvestment of dividends.

  The Peer Group consist of twenty publicly owned retail companies with similar market capitalization as Holiday RV Superstores, Inc., whose common stocks are traded on exchanges. The market capitalization criteria in determining a peer group was selected by the Company for shareholder return comparative purposes, as there is no published industry or line-of-business index comparable to the industry or line-of-business as that of the Company.

  The peer group consist of the following companies:

  Audio King Corp., Brendles Inc., Chariot Entertainment Inc. (no longer files as of 9/18/95), Evans Inc., FFP Partners LP-CL, A., Foodarama Supermarkets, Harold's Stores Inc., Hills Department Stores Inc., Holiday RV Superstores, Inc., Huffman Koos Inc., Pubco Corp., Seaway Food Town Inc., Siebert Financial Corp., Sound Advice Inc., Spec's Music Inc., Strober Organization Inc., Sunshine-Jr Stores, Uni-Marts Inc. CL A, Village Super Market CL A, Warehouse Club Inc. (no longer files as of 3/18/96).